Exhibit 99
For more information
Lisa Walsh
Investor Relations
(218) 327-5367
lwalsh@asvi.com
ASV INTRODUCES ALL NEW SCOUTTM SC-50 RUBBER TRACKED UTILITY VEHICLE

Grand Rapids, MN (October 6, 2006) — ASV, Inc. (Nasdaq: ASVI) has extended its patented rubber track undercarriage technology to the utility vehicle market with the introduction of its new Scout SC-50 rubber tracked utility vehicle. Targeted to a host of new markets and applications, the Scout SC-50 is the first rubber tracked utility vehicle in the market and is uniquely designed to bridge both industrial and recreational applications.
The Scout’s heavy duty design features a 50 horsepower diesel engine, cab seating for two and a flatbed rear deck with the capacity to carry two tons of cargo through almost any terrain with minimal surface damage. The Scout can be fitted with optional front and rear hydraulics and a number of attachments, including a snow blade and an industrial-grade hydraulic dump box for hauling over 35 cubic feet of material. It also features a 5,000 pound towing capacity, giving it an unmatched capability to deliver product and equipment to remote jobsites. This rugged design, coupled with ASV’s rubber track undercarriage, gives the Scout extreme traction, low ground pressure and suspension for a smooth comfortable ride.
“While this new machine complements our existing product line, we are excited at the nearly endless number of new applications it enables,” said ASV President Mark Glasnapp. “For heavy duty applications, such as construction, forest fire suppression or utility and pipeline system maintenance, this machine represents a mobile work platform that can be fitted with a spray rig, elevated work platform or fuel tank. For lighter utility applications, such as golf course maintenance, snow removal or municipal and park maintenance, the Scout offers versatility with a light foot print. The Scout is also uniquely positioned to provide unmatched advantages for the sportsman, recreation, agriculture and large property owner markets, providing the muscle to work hard and play hard in almost any ground conditions.”
In addition to the benefits of tracks versus wheels, the Scout continues ASV’s product leadership strategy, offering more horsepower, greater bed and towing capacity and a larger fuel tank capacity than any of its competitors.
The Company anticipates the SC-50 will begin initial production in late fourth quarter 2006, with full production beginning in the first quarter of 2007. More information on the Scout can be found on the Company’s website at www.asvi.com.
About ASV
ASV designs, manufactures and sells rubber track machines and related accessories, attachments and traction products. ASV also manufactures rubber track undercarriages, some of which are a primary component on Caterpillar’s Multi Terrain Loaders. With its patented undercarriage technology, ASV leads all rubber track loaders in technology and innovation. ASV’s products are able to traverse nearly any terrain with minimal damage to the ground, making them effective in industries such as construction, landscaping and agriculture. ASV’s wholly-owned subsidiary Loegering Mfg. Inc. provides traction products and attachments for the skid-steer industry. For more information, visit ASV’s website at www.asvi.com or Loegering’s website at www.loegering.com.
Forward Looking Statements
Note: Some of the statements set forth above, including the statements regarding ASV’s launch of the new machine, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Certain factors may affect whether these anticipated events occur including ASV’s ability to successfully manufacture the machines, unanticipated delays, costs or other difficulties in the manufacture of the machines, market acceptance of the machines, deterioration of the general market and economic conditions, and corporate developments at ASV. Any forward-looking statements provided from time-to-time by the Company represent only management’s then-best current estimate of future results or trends. Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company’s SEC filings, including but not limited to, its quarterly reports on Form 10-Q and annual reports on Form 10-K.